Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 10, 2026, with respect to the consolidated financial statements of Air Water Ventures Holding Limited contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton Audit and Accounting Limited (Dubai Branch)

Dubai, United Arab Emirates

September 11, 2026